                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                                    YAC CORP.

                                 ARTICLE FIRST

      The name of the corporation (herein called the "Corporation") is YAC Corp.

      The address of the registered office of the Corporation in the State of Minnesota is National Registered Agents, Inc., 1295 Bandana Blvd., N. Suite 300, St. Paul, MN 55108-5116.

                                 ARTICLE SECOND

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of Minnesota.

                                 ARTICLE THIRD

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares, all of which shall be designated Common Stock and shall have a par value of $.01 per share.

                                 ARTICLE FOURTH

      The name and mailing address of the incorporator is as follows:

    Name                      Mailing Address
    ----                      ---------------
    David J. D'Urso           O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza, 24th Floor
                              New York, New York 10112

                                 ARTICLE FIFTH

            (a) The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

            (b) No shareholder entitled to vote for directors shall have the right to cumulate those votes in the election of directors.

                                 ARTICLE SIXTH

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 302A.559 or 80A.23 of the Minnesota Statutes, or (iv) for any transaction from which the director derived any improper personal benefit. If the Minnesota Business Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                ARTICLE SEVENTH

      No shareholder shall have a preemptive right to acquire shares of the corporation whenever the corporation proposes to issue new or additional shares or new or additional securities other than shares that are exchangeable for, convertible into, or carry a right to acquire new or additional shares of the corporation.

                                 ARTICLE EIGHTH

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

            (a) In furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota, the Board of Directors is expressly authorized and empowered:

                  (i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Minnesota or this Articles of Incorporation;
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                  (ii) without the assent or vote of the stockholders, to
            authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                  (iii) to determine whether any, and if any, what part, of the net profits of the Corporation or of its surplus shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

                  (iv) to fix from time to time the amount of net profits of the
            Corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

            In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Minnesota, of this Articles of Incorporation and of the By-laws of the Corporation.

            (b) Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

            (c) From time to time any of the provisions of this Articles of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Minnesota at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this paragraph (c).

                                     ******
                                      ****
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      IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Minnesota, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 19th day of November, 1997.


                                                --------------------
                                                David J. D'Urso
                                                Sole Incorporator

[SEAL OF THE STATE        MINNESOTA SECRETARY OF STATE
OF MINNESOTA]        AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME: (List the name of the company prior to any desired name change)

YAC Corp.
--------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                                          ------------------------

The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1.)

                                   ARTICLE      1
                                          ---------------

The name of the corporation (hereinafter called the "Corporation") is Young America Corporation.

The address of the registered office of the Corporation in the State of Minnesota is National Registered Agents, Inc., 1295 Bandana Blvd., N. Suite 300, St. Paul, MN 55108-5116.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                          /s/ Charles D. Weil
                            ----------------------------------------------------
                                      (Signature of Authorized Person)

================================================================================
INSTRUCTIONS                              FOR OFFICE USE ONLY

1. Type or print with black ink.
2. A Filing Fee of: $35.00, made
   payable to the Secretary of State.
3. Return completed forms to:

      Secretary of State                        STATE OF MINNESOTA
      180 State Office Building                 DEPARTMENT OF STATE
      100 Constitution Ave.                           FILED
      St. Paul, MN 55155-1299
      (612)296-2883                                JAN 16 1998

                                                /s/ Joan Anderson Growe

                                                      Secretary of State